Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to completion, dated August 6, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated December 4, 2025)

20,000,000 Shares

Primo Brands Corporation

Class A Common Stock

Triton Water Equity Holdings, LP (the “selling stockholder”) is offering 20,000,000 shares of our Class A common stock. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholder.

We have entered into a stock purchase agreement (the “Stock Purchase Agreement”) with the selling stockholder to repurchase $10 million of shares of our Class A common stock from the selling stockholder in a private transaction at the price at which the shares are sold to the public less the underwriting discounts and commissions set forth on the cover page of this prospectus (the “Share Repurchase”). The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PRMB.” The last reported sale price of our Class A common stock on the NYSE on August 5, 2026 was $25.32 per share.

Investing in shares of our Class A common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, beginning on page 11 of the accompanying prospectus, and in the documents incorporated by reference herein and therein to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$

(1)	See “Underwriting” for additional information regarding underwriting compensation.

Delivery of the shares of Class A common stock is expected to be made on or about    , 2026.

Morgan Stanley

The date of this prospectus supplement is    , 2026.

Prospectus Supplement

Prospectus

None of the Company, the selling stockholder, or the underwriter have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. None of the Company, the selling stockholder, or the underwriter take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

S-i

For investors outside the United States: None of the Company, the selling stockholder, or the underwriter has done anything that would permit a public offering of our Class A common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement or the accompanying prospectus outside of the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of multiple parts. The first is the prospectus supplement relating to this offering, which describes the specific terms of this offering. The second is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to all parts combined. This prospectus supplement may add to, update, or change information in the accompanying prospectus or the documents incorporated by reference herein or therein.

This document includes important information about us, the shares of Class A common stock being offered, and other information you should know before investing in these securities.

None of the Company, the selling stockholder, or the underwriter (nor any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. The information contained in this prospectus supplement, the accompanying prospectus, or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of their respective dates. The information in documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of the respective dates of those documents. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, the information in this prospectus supplement will control. To the extent the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference into this prospectus supplement or the accompanying prospectus, you should rely on the information in the more recent document. Our business, financial condition, results of operations, and prospects may have changed since that date.

We have filed with the Securities and Exchange Commission (the “SEC”) a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act. This prospectus supplement is a part of a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders named in the accompanying prospectus may, from time to time, sell shares of our Class A common stock covered by the accompanying prospectus. Before deciding to invest in shares of our Class A common stock, you should read this prospectus supplement, the accompanying prospectus, the registration statement of which the accompanying prospectus forms a part (including the exhibits thereto), any applicable free writing prospectuses, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may obtain this information without charge by following the instructions under “Where You Can Find More Information” appearing elsewhere in this prospectus supplement.

S-iii

DEFINITIONS

As used in this prospectus supplement, unless we state otherwise or the context otherwise requires:

•	“we,” “us,” “our,” “Primo Brands,” the “Company,” and similar references refer to Primo Brands Corporation and its consolidated subsidiaries, unless the context otherwise requires.

•	“BlueTriton” refers to Triton Water Parent, Inc., formerly a Delaware corporation.

•	“Board” refers to the board of directors of Primo Brands.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•	“NYSE” refers to the New York Stock Exchange.

•	“One Rock” refers to One Rock Capital Partners, LLC.

•

“ORCP” refers to Triton Water Parent Holdings, LP, a Delaware limited partnership, the holder of all of the common stock of BlueTriton prior to the Transaction (the “Initial ORCP Stockholder”) or any other investment vehicles affiliated with One Rock, including Triton Water Equity Holdings, LP.

•	“ORCP Group” refers to ORCP and ORCP’s affiliates, including any group (as defined in Rule 13d-3 or the Exchange Act) that includes ORCP or its affiliates.

•	“ORCP Stockholders” refers to the Sponsor Stockholders who are affiliated with ORCP.

•	“Primo Water” refers to Primo Water Corporation, a company existing under the laws of Ontario and, as a result of the Transaction, a direct subsidiary of Primo Brands.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Sponsor Stockholders” refers to the Initial ORCP Stockholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), if any.

•	“Stockholders Agreement” has the meaning provided under “Certain Relationships and Related Person Transactions—Stockholders Agreement” included in the accompanying prospectus.

S-iv

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks, or trade names that we use in connection with the operation of our business. In addition, we have trademark and service mark rights to our names, logos, and website names and addresses. The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, The Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein are, to our knowledge, property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-v

MARKET AND INDUSTRY DATA

Industry and market data used throughout this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein or therein were obtained from third-party sources and industry reports and publications, websites, and other publicly available information, as well as industry and other data prepared by the Company, or on its behalf, on the basis of its knowledge of the markets in which it operates, including information provided by suppliers, partners, clients, and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included, or incorporated by reference, in this prospectus supplement or the accompanying prospectus are based on estimates of management of the Company. These estimates have been derived from the knowledge and experience of the Company in the industry in which it operates and consumers to which it sells its products, as well as information obtained from surveys, reports by research firms, its customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which it sells its products.

We believe that the market and economic data presented throughout, or incorporated by reference in, this prospectus supplement and the accompanying prospectus is accurate as of their respective dates and, with respect to data prepared by us or on our behalf, that the estimates and assumptions used by us are currently appropriate and reasonable. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to, or incorporated by reference, in this prospectus supplement or the accompanying prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic, and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey.

While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Forward-Looking Statements” included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock. Before investing in our Class A common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus we file with the SEC, and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors.”

Our Company

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada. We have a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home, such as hotels and hospitals, and hospitality and food service accounts, as well as direct delivery to homes and businesses. We are committed to supporting the communities we serve, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges.

Business Combination

On November 8, 2024, Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.) completed a series of merger transactions involving BlueTriton and Primo Water, pursuant to which Primo Water and BlueTriton became wholly owned subsidiaries of Primo Brands (including all related transactions, the “Transaction”). In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

Recent Developments

Share Repurchase

We have entered into the Stock Purchase Agreement with the selling stockholder to repurchase $10 million of shares of our Class A common stock from the selling stockholder in a private transaction at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

The description of and the other information in this prospectus supplement regarding the Share Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our Class A common stock, subject to the Share Repurchase.

Corporate Governance Changes

Pursuant to the terms of our amended and restated certificate of incorporation, the size of our Board and the number of directors the Sponsor Stockholders have the right to designate to the Board vary in accordance with the beneficial ownership of our Class A common stock by the Sponsor Stockholders. Prior to the consummation of this offering and the Share Repurchase, our Board includes four directors designated by the Sponsor Stockholders. Following the consummation of this offering and the Share Repurchase, the Sponsor Stockholders will hold approximately 26.5% of our Class A common stock and, pursuant to the terms of our amended and restated certificate of incorporation, the Sponsor Stockholders will have the right to designate three directors to our Board. Following this offering, if the Sponsor Stockholders further decrease their beneficial ownership of our Class A common stock, the number of directors the Sponsor Stockholders will have the right to designate will further decrease as described in our amended and restated certificate of incorporation.

In addition, following the consummation of this offering and the Share Repurchase, when the ORCP Stockholders cease to beneficially own more than 30% of our Class A common stock, the prior written approval of the ORCP Stockholders will no longer be required in order for the Company to take certain actions. See “Description of Capital Stock—Common Stock—Consent Rights” in the accompanying prospectus.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized in the “Risk Factors” sections included, or incorporated by reference in, this prospectus supplement and the accompanying prospectus. See “Part II—Other Information—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) incorporated by reference herein.

Our Sponsor

One Rock is a global alternative asset management firm led by Tony W. Lee and R. Scott Spielvogel, with significant experience investing across real-economy sectors such as food and beverage manufacturing and distribution, specialty manufacturing, business and environmental services, and chemicals and process industries. One Rock is headquartered in New York, with offices in Los Angeles, CA and London, UK. One Rock makes investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced industry and functional-specific senior operating executives (“Operating Partners”) to identify, acquire, and enhance businesses in select industries. The involvement of these Operating Partners is designed to afford One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value.

Corporate Information

We were formed as Triton US HoldCo, Inc., a Delaware corporation, on June 10, 2024 in connection with the Transaction and changed our name to Primo Brands Corporation upon consummation of the Transaction. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., previously a wholly owned subsidiary of BlueTriton, are wholly owned subsidiaries of Primo Brands. We are dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and at 3001 Summer Street, Stamford, Connecticut 06905. Our telephone number is (813) 544-8515. Our website address is www.primobrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

THE OFFERING

Selling stockholder	Triton Water Equity Holdings, LP.

Class A common stock offered by the selling stockholder	20,000,000 shares.

Share Repurchase	We have entered into the Stock Purchase Agreement with the selling stockholder to repurchase $10 million of shares of our Class A common stock from the selling stockholder in a private transaction at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

Class A common stock to be outstanding after this offering and the Share Repurchase	361,959,101 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of Class A common stock by the selling stockholder. See “Use of Proceeds.”

Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page S-5 of this prospectus supplement, on page 11 of the accompanying prospectus, and in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before investing in shares of our Class A common stock.

NYSE trading symbol	“PRMB.”

Unless otherwise indicated, the number of shares of our Class A common stock outstanding after this offering is based on 362,354,045 shares of Class A common stock outstanding as of August 3, 2026, assumes the repurchase of 394,944 shares of our Class A common stock by the Company in the Share Repurchase (assuming the repurchase of $10 million of shares of our Class A common stock at the last reported sale price of our Class A common stock on the NYSE on August 5, 2026 of $25.32 per share) and excludes:

•

1,459,515 shares (which does not include 11,413 shares that have vested but have not yet been issued) of our Class A common stock issuable upon settlement of outstanding restricted stock units as of August 3, 2026;

•	Up to 2,097,344 performance-based stock units issuable upon achievement of certain performance targets as of August 3, 2026;

•	667,543 shares of Class A common stock issuable upon exercise of outstanding stock options as of August 3, 2026; and

•

52,699,004 shares of Class A common stock reserved for issuance under the Primo Brands Corporation Equity Incentive Plan, 10,484,338 shares of Class A common stock reserved for issuance under the Primo Brands Employee Share Purchase Plan, 598,500 shares of Class A common stock reserved for issuance under the Legacy Primo Water Equity Incentive Plan, and 1,532,824 shares of Class A common stock reserved for issuance under the Legacy Primo Water Corporation 2018 Equity Incentive Plan, in each case, as of August 3, 2026.

RISK FACTORS

Investing in our Class A common stock involves substantial risks. You should carefully consider the following factors, together with all of the other risks and uncertainties and other information included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus before investing in shares of our Class A common stock. Any of the risk factors we describe below, as well as those described, or incorporated by reference, in the accompanying prospectus, including in our Annual Report, could adversely affect our business, financial condition, or results of operations. The market price of our Class A common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. We cannot assure you that any of the events discussed below or in the accompanying prospectus will not occur. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could adversely affect our business. Please also see “Forward-Looking Statements” for more information.

Risks Related to Our Class A Common Stock and this Offering

Transactions undertaken in connection with the Share Repurchase could have adverse tax effects on Primo Brands.

The Inflation Reduction Act of 2022 provides for, among other things, a U.S. federal 1% excise tax on certain repurchases, including redemptions, of stock by publicly traded domestic corporations. Because we are a Delaware corporation and our securities are trading on the NYSE, we are a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. The U.S. Department of the Treasury recently finalized regulations to carry out, and prevent the avoidance of, the excise tax. If the Share Repurchase is consummated, the redemptions of Class A common stock undertaken in connection therewith may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax in connection with any such redemptions will depend on facts not known as of the date of the Share Repurchase, including other redemptions or equity issuances that may be undertaken by us during the taxable period that includes the Share Repurchase. The application of the excise tax to the Share Repurchase could cause a reduction in our cash balances and adversely affect our operating results.

The Sponsor Stockholders own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders.

Following the consummation of this offering and the Share Repurchase, the Sponsor Stockholders, which are controlled by the ORCP Group, will hold approximately 26.5% of our Class A common stock. So long as the ORCP Group continues to directly or indirectly own a significant amount of the voting power of the Company, the ORCP Group will continue to be able to strongly influence or effectively control the business decisions of the Company. In particular, pursuant to the terms of the Stockholders Agreement and our certificate of incorporation, the Sponsor Stockholders currently have the right to designate four directors of our Board, and, following the consummation of this offering and the Share Repurchase, we expect that the Sponsor Stockholders will have the right to designate three directors. See “Prospectus Supplement Summary—Recent Developments—Corporate Governance Changes.” As a result, even after their ownership is reduced by this offering, ORCP or its designees to the Board will have the ability to influence the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions and influence amendments to our certificate of incorporation, and may exercise their voting and other rights in a manner that may be adverse to the interests of other stockholders. In addition, certain actions will require approval of a supermajority of the Board. Consequently, if there is no agreement among the directors comprising the Board, we may be prevented from taking actions that may be viewed by other stockholders as beneficial or desirable.

In addition, prior to the consummation of this offering and the Share Repurchase, the ORCP Stockholders own at least 30% of the outstanding shares of our Class A common stock and as a result, the prior written approval of the ORCP Stockholders is required in order for the Company to declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175.0 million in the aggregate in any fiscal year, redeem or repurchase equity securities in most instances, incur indebtedness for borrowed money that would cause the total net leverage ratio of the Company to exceed 3.5x (other than certain incurrences under our existing debt agreements), and other transactions. Following this offering and the Share Repurchase, when the ORCP Stockholders cease to beneficially own more than 30% of our Class A common stock, the prior written approval of the ORCP Stockholders will no longer be required in order for the Company to undertake these transactions. See “Description of Capital Stock—Common Stock—Consent Rights” in the accompanying prospectus.

Furthermore, the ORCP Group is in the business of making investments in companies and may have an interest in pursuing acquisitions, divestitures, financing, or other transactions that, in its judgment, could enhance their equity investment, even though such transactions might involve risks to the other stockholders. In addition, the ORCP Group may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly, with the Company.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein, and any free writing prospectus that we may provide to you in connection with an offering of our Class A common stock described in this prospectus supplement contains forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained herein may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include, but are not limited to, statements regarding our expectations and objectives for future operations, anticipated benefits from the Transaction, growth opportunities, integration efforts, diversification of customer base, customer relationships, sustainability goals, service efficiency and costs, route density and network optimization, attraction and retention of associates, e-commerce capabilities, availability of packaging and source materials, the outcome of pending litigation, contract negotiations, capital resources, payment of dividends, liquidity and effects of recent federal legislation.

The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. The forward-looking statements contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are based upon information available to us as of the date of this prospectus supplement or the accompanying prospectus, as applicable, and while we believe such information is a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	our ability to manage our expanded operations following the business combination;

•	we face significant competition in the segment in which we operate;

•	our success depends, in part, on our intellectual property;

•	we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits;

•	our business is dependent on our ability to maintain access to our water sources;

•	our ability to respond successfully to consumer trends related to our products;

•	the loss or reduction in sales to any significant customer;

•	our packaging supplies and other costs are subject to price increases;

•	risks related to our common stock;

•	the Sponsor Stockholders own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders;

•	legislative and executive action risks;

•	risks related to sustainability matters;

•	costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution;

•	our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products;

•	risks related to litigation or legal proceedings;

•	risks related to loss of controlled company status;

•	risks related to uncertainties regarding the interpretation of tax laws and regulations; and

•	risks associated with our substantial indebtedness.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. These risks could cause our actual results to differ materially from those implied by forward-looking statements included, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

All information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is materially accurate and complete as of the date of such statement. You should keep in mind, however, that any forward-looking statement made by us in this prospectus supplement and the accompanying prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus after the date such statements were made, except as required by federal securities laws. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein or therein. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made or incorporated by reference in this prospectus supplement, the accompanying prospectus, or elsewhere might not occur.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder.

The selling stockholder will pay any underwriting fees, discounts, and selling commissions incurred by such holder in disposing of its shares of Class A common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus supplement, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

On July 28, 2026, the Board declared a dividend of $0.12 per share on the outstanding Class A common stock of the Company, payable in cash on September 8, 2026 to stockholders of record at the close of business on August 24, 2026.

There can be no guarantee that our stockholders will continue to receive or be entitled to dividends. Primo Brands is a holding company with limited direct operations. Our most significant assets are the equity interests we directly and indirectly hold in our subsidiaries. Furthermore, the ability of our subsidiaries to make distributions to Primo Brands depends on the satisfaction of applicable state and foreign law, and our ability to receive distributions from our own subsidiaries will continue to depend on applicable state law with respect to such distributions.

Our debt agreements contain restrictions on the payment of dividends. Such restrictions allow us to pay dividends only under certain amounts in a given year or otherwise subject to certain restrictions, such as there being no existing default or event of default that would occur under such debt agreement as a result of such distribution and the compliance with certain leverage ratios contained in the applicable debt agreement. If cash dividends are not paid on our Class A common stock, you may need to sell your shares of Class A common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

Primo Brands expects to make quarterly cash dividends on shares of our Class A common stock. However, the payment of cash dividends on shares of our Class A common stock in the future will be within the discretion of our Board at such time, and will depend on numerous factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position and net income;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including restrictions pursuant to any debt agreement and the Stockholders Agreement; and

•	legal, tax and regulatory restrictions.

SELLING STOCKHOLDER

The table below sets forth information with respect to the beneficial ownership of our Class A common stock for the selling stockholder, as of August 3, 2026, and as adjusted to reflect the sale of the shares of Class A common stock by the selling stockholder and the repurchase of 394,944 shares of our Class A common stock by the Company in the Share Repurchase, which assumes the repurchase of $10 million of shares at the last reported sale price of our Class A common stock on the NYSE on August 5, 2026 of $25.32 per share.

Under the Stockholders Agreement entered in connection with the closing of the Transaction, we are obligated to register the offer and sale of the shares covered by this prospectus supplement by the selling stockholder.

The amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The beneficial ownership of our voting securities before this offering and the Share Repurchase is based on 362,354,045 shares of our Class A common stock issued and outstanding as of August 3, 2026. The number of shares of Class A common stock and percentage of beneficial ownership after the consummation of this offering and the Share Repurchase set forth below are based on the number of shares to be issued and outstanding immediately after the consummation of this offering and the Share Repurchase (based on the assumptions set forth above).

Name and Address of Selling Stockholder	Class A Common Stock Beneficially Owned Prior to this Offering			Shares Sold in this Offering	Class A Common Stock Beneficially Owned Following this Offering and the Share Repurchase
	Number		Percentage		Number	Percentage
Triton Water Equity Holdings, LP	97,617,077	(1)	26.9%	20,000,000	77,222,133(2)	21.3%(2)

(1)

These shares have been pledged as collateral pursuant to a margin loan, as described in more detail in our Annual Report. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings, GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and share voting and investment discretion with respect to the securities held of record by Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

(2)

Reflects the repurchase of 394,944 shares of our Class A common stock by the Company in the Share Repurchase, which assumes the repurchase of $10 million of shares at the last reported sale price of our Class A common stock on the NYSE on August 5, 2026 of $25.32 per share.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the U.S. federal income tax consequences to the selling stockholder or to Primo Brands or to any officers of Primo Brands or its Affiliates who acquire Class A common stock pursuant to this offering. This discussion also does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, or any minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities that use a mark-to-market method of tax accounting;

•	“controlled foreign corporations,” “foreign controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	pass-through entities (including S corporations), partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an applicable financial statement;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, FATCA (as defined herein), and backup withholding, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of

30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance regarding our status as a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the

United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

Morgan Stanley & Co. LLC is acting as the underwriter in connection with this offering. Subject to the terms and conditions set forth in an underwriting agreement among the Company, the selling stockholder, and the underwriter, the underwriter has agreed to purchase, and the selling stockholder has agreed to sell to the underwriter, 20,000,000 shares of Class A common stock.

The underwriter is offering the shares of Class A common stock subject to its acceptance of the shares from the selling stockholder and subject to prior sale. The underwriting agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement is subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken.

The underwriter initially proposes to offer part of the shares of Class A common stock directly to the public at the offering price listed on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of $    per share under the public offering price. After the initial offering of the shares of Class A common stock, the offering price and other selling terms may from time to time be varied by the underwriter.

The following table shows the per share and total public offering price, underwriting discounts and commissions, and proceeds to the selling stockholder.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions to be paid by the selling stockholder	$	$
Proceeds to the selling stockholder	$	$

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $     million. We have agreed to reimburse the underwriter for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $20,000.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “PRMB.”

We have agreed that, without the prior written consent of the underwriter, we will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of this prospectus supplement (the “Company Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock;

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock,

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, such restrictions on us will not apply to:

(A) the issuance by us of shares of Class A common stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or performance stock unit or the conversion of a security outstanding on the date hereof as described in this prospectus supplement;

(B) the grant of compensatory equity-based awards, and/or the issuance of shares of Class A common stock with respect thereto (or the sale of shares of Class A common stock to cover exercise price or tax or other withholdings associated therewith), or the filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted, issued or to be granted pursuant to any plan described in this prospectus supplement or any assumed benefit plan contemplated by clause (A);

(C) shares of Class A common stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A common stock, or the entrance into an agreement to issue shares of Class A common stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A common stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of Class A common stock that we may issue or agree to issue pursuant to this clause (C) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the shares; or

(D) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock, provided that (i) such plan does not provide for the transfer of Class A common stock during the Company Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of shares of Class A common stock may be made under such plan during the Company Restricted Period.

In addition, the Company’s chief executive officer and chief financial officer and the selling stockholder (the “Lock-up Parties”) have agreed that, without the prior written consent of the underwriter, they will not, and will not publicly disclose an intention to, during the period ending 30 days after the date of this prospectus supplement (such period, the “Holder Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock beneficially owned or any other securities convertible into or exercisable or exchangeable for shares of Class A common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock,

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, such restrictions on the Lock-up Parties will not apply to:

(A) transactions relating to shares of Class A common stock or other securities acquired in open market transactions after the completion of this offering;

(B) transfers of shares of Class A common stock or any security convertible into Class A common stock as a bona fide gift, or for bona fide estate planning purposes;

(C) if the Lock-up Party is a corporation, partnership, limited liability company or other business entity, (i) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act, as amended) of the Lock-up Party, or to any investment fund or other entity controlled or managed by or under common control or management with the Lock-up Party or affiliates of the Lock-up Party (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution by the Lock-up Party to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

(D) by will, other testamentary document or intestacy;

(E) to any member of the Lock-up Party’s immediate family or to any trust for the direct or indirect benefit of the Lock-up Party or the immediate family of the Lock-up Party, or if the Lock-up Party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (as used herein, “immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(F) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order;

(G) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock (a “Rule 10b5-1 Trading Plan”); provided that (i) such Rule 10b5-1 Trading Plan does not provide for the transfer of Class A common stock during the Holder Restricted Period (except to the extent related to sales described in subsection (I)(ii) below) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the Lock-up Party or the Company regarding the establishment of such Rule 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such Rule 10b5-1 Trading Plan during the Holder Restricted Period (except to the extent related to sales described in subsection (I)(ii) below);

(H) transfers to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider;

(I) (i) transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Class A common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, or (ii) transfers necessary (including transfers on the open market) to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Class A common stock, whether by means of a “net settlement” or otherwise, and in all such cases described in subclauses (i) and (ii), provided that any such shares of Class A common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement (except to the extent such shares are transferred on the open market under subsection (I)(ii)), and provided further that any such restricted stock units, performance stock units, options, warrants or rights are held by the Lock-up Party pursuant to an agreement or are equity awards granted under a stock incentive plan or other equity award plan;

(J) transfers to the Company in connection with the repurchase of shares of Class A common stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan or pursuant to the agreements pursuant to which such shares were issued; provided that such repurchase of shares of Class A common stock is in connection with the termination of the Lock-up Party’s service-provider relationship with the Company;

(K) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-up Party’s Class A common stock shall remain subject to the provisions of the lock-up agreement;

(L) exercise of any rights to purchase, exchange or convert any stock options granted to the Lock-up Party pursuant to the Company’s equity incentive plans, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Class A common stock;

(M) in connection with sales of Class A common stock made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the Lock-up Party prior to the date of the lock-up agreement; provided that the existence and details of such Rule 10b5-1 Trading Plan were communicated to the underwriter prior to the execution of the lock-up agreement and such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Holder Restricted Period;

(N) the sale of shares of Class A common stock pursuant to the underwriting agreement; and

(O) solely in the case of the selling stockholder: transfers of shares of Class A common stock, which may include any pledge of shares of Class A common stock (and any pledge of additional shares of Class A common stock) by the Lock-up Party and/or any of its affiliates, whether such pledge is agreed prior to or after the date of the execution of the lock-up agreement, any exercise of a lender’s rights and/or remedies (including, any foreclosure actions) with respect to the collateral under the provisions of the Margin Loan Agreement, dated as of November 17, 2024 among Triton Water Equity Holdings, LP as borrower, Triton Water Equity Holdings GP, LLC, as general partner, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and calculation agent (as may be amended, supplemented, or modified from time to time including (without limitation) to give effect to any additional borrowings thereunder);

provided that in the case of clause (A) above, no filing under Section 16(a) of the Exchange Act shall be voluntarily made, and if such a filing is required, such filing must disclose that such transfer was made pursuant to a valid exemption from the lock-up agreement; provided that in the case of clauses (B), (C), (D), (E), (F), (H), (I),(J) and (L), (i) any filing under Section 16 of the Exchange Act made during the Holder Restricted Period shall clearly indicate in the footnotes thereto that (x) the filing relates to the circumstances described in the applicable clause and (y) to the extent applicable, the underlying shares of Class A common stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (ii) the Lock-up Party does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Holder Restricted Period (it being understood that the Lock-Up Party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the Holder Restricted Period); provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (F), each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement described herein, to the extent not already a party to such a lock-up agreement; provided that in the case of any conversion, exchange or exercise pursuant to clause (L), any such shares of Class A common stock received upon such action shall remain subject to the provisions of the lock-up agreement; and provided that in the case of clauses (B), (C), (D) and (E), such transfer shall not involve a disposition for value.

The underwriter, in its sole discretion, may release the shares of Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Class A common stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriter may sell more shares than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriter under the option. The underwriter can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriter will consider, among other things, the open market price of shares compared to the price available under the option. The underwriter may also sell shares in excess of the option, creating a naked short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholder and the underwriter have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering. The underwriter may agree to allocate a number of shares of Class A common stock for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter that may make Internet distributions on the same basis as other allocations.

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer; where the transfer is by operation of law;

(iii) as specified in Section 276(7) of the SFA; or

(iv) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in our securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

This prospectus has been prepared on the basis that the offering of the securities falls within one of the exceptions specified in Part 1 of Schedule 1 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”) and, accordingly, there will not be a prospectus prepared or published for the purposes of the POATRs. This prospectus does not constitute a prospectus for the purposes of the POATRs.

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions:

(a) at any time to any legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the POATRs;

(b) at any time to fewer than 150 persons (other than qualified investors as defined in paragraph 15 of Schedule 1 to the POATRs) in the United Kingdom subject to obtaining the prior consent of the underwriter; or

(c) at any time in any other circumstances falling within Part 1 of Schedule 1 to the POATRs.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take into account the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate for their needs, objectives, and circumstances and, if necessary, seek expert advice on those matters.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters in connection with the offering will be passed upon for the underwriter by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Primo Brands Corporation

The financial statements as of December 31, 2025 and 2024 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Brands Corporation (formerly Triton Water Parent, Inc.)

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements for the year ended December 31, 2023 included in our Annual Report on Form 10-K for the year ended December 31, 2025, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a post-effective amendment on Form S-3, including exhibits, to our registration statement on Form S-1 under the Securities Act with respect to the Class A common stock to be sold pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Class A common stock being offered hereby, you should refer to the registration statement, including all amendments, supplements, schedules, and exhibits thereto. Statements contained in this prospectus supplement regarding the contents of any agreement, contract, or other document that is filed as an exhibit to the registration statement are not necessarily complete. Reference is made in each instance to the copy of the contract, or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You can read the registration statement at the SEC’s website at www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and will file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. You can read our SEC filings at the SEC’s website at www.sec.gov. We also maintain a website at www.primobrands.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. To the extent there are inconsistencies between the information contained in this prospectus supplement and the information contained in the documents filed with the SEC prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Exchange Act and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026;

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March  18, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 27, 2026;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 7, 2026 and August 5, 2026, respectively; and

•	our Current Reports on Form 8-K filed with the SEC on January 16, 2026, April 1, 2026, April 30, 2026, May 19, 2026, July 7, 2026 and July 16, 2026.

If we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in this prospectus supplement, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner.

We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Primo Brands Corporation

Attention: Investor Relations

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

PROSPECTUS

Primo Brands Corporation

Resale of up to 116,210,806 Shares of Class A Common Stock

Issuance of up to 58,488 shares of Class A Common Stock underlying Options

This prospectus relates to the (i) resale or other disposition of up to 116,210,806 shares (the “Resale Shares”) of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by the selling stockholder named in this prospectus or its Permitted Transferees (as defined herein) and (ii) issuance by us of up to 58,488 shares of Class A common stock (the “Option Shares”) reserved for issuance upon the exercise of options to purchase shares of Class A common stock, with a weighted-average exercise price of $15.18 per share.

On November 8, 2024, we consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto dated October 1, 2024 (as amended, the “Arrangement Agreement”), by and among Primo Water Corporation, a company existing under the laws of Ontario (“Primo Water”), Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation and formerly a wholly-owned subsidiary of BlueTriton (“Primo Brands” or the “Company”), Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company (“Amalgamation Sub”). As contemplated by the Arrangement Agreement, Amalgamation Sub acquired all of the issued and outstanding common shares of Primo Water in exchange for shares of our Class A common stock, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company (the “Arrangement”). Following the Arrangement, Merger Sub merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company. Immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving company in the Merger, merged with and into the Company (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with the Company being the surviving corporation in the Subsequent Merger. As a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

We are registering the offer and sale from time to time of the Resale Shares covered by this prospectus pursuant to the selling stockholder’s registration rights under a stockholders agreement between us and the selling stockholder. Subject to any contractual restrictions on it selling the shares of our Class A common stock that it holds, the selling stockholder may offer, sell, or distribute all or a portion of its shares of our Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the Resale Shares owned by the selling stockholder. We will receive the proceeds from any exercise of the Options (as defined herein) for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” for additional information. Any proceeds from the exercise of the Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. We will bear all costs, expenses, and fees in connection with the registration of these shares of our Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholder will bear all commissions and discounts, if any, attributable to its sale of Resale Shares. See “Plan of Distribution” beginning on page 21 of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN TO READ ABOUT CERTAIN FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PRMB.” On December 4, 2025 the last reported sale price of our Class A common stock was $16.24 per share.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC (as defined herein) using a shelf registration process. By using a shelf registration statement, we and the selling stockholder may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we or the selling stockholder offer and sell securities, we or the selling stockholder will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

This prospectus contains or incorporates by reference information that you should consider when making your investment decision. Neither we, nor the selling stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholder take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates. Accordingly, investors should not place undue reliance on this information.

When we refer to “we,” “our,” “us” and the “Company” in this prospectus, we mean Primo Brands Corporation, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained herein may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, but are not limited to, statements regarding our expectations and objectives for future operations, anticipated benefits from the Transaction, growth opportunities, diversification of customer base, customer relationships, sustainability goals, service efficiency and costs, route density and network optimization, attraction and retention of associates, e-commerce capabilities, availability of packaging and source materials, the outcome of pending litigation, contract negotiations, capital resources, payment of dividends, liquidity and effects of recent federal legislation.

The forward-looking statements contained in this prospectus and any information incorporated by reference are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, the important factors discussed in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2024. The forward-looking statements contained, or incorporated by reference, in this prospectus are based upon information available to us as of the date of this filing, and while we believe such information is a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	our ability to manage our expanded operations following the business combination;

•	we have no operating or financial history as a combined company;

•	we face significant competition in the segment in which we operate;

•	our success depends, in part, on our intellectual property;

•	we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits;

•	our business is dependent on our ability to maintain access to our water sources;

•	our ability to respond successfully to consumer trends related to our products;

•	the loss or reduction in sales to any significant customer;

•	our packaging supplies and other costs are subject to price increases;

•	the Sponsor Stockholders (as defined herein) own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders;

•	legislative and executive action risks;

•	risks related to sustainability matters;

•	costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution;

•	our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products;

•	risks related to recently announced tariff programs;

•	risks related to loss of controlled company status;

•	risks related to uncertainties regarding the interpretation of tax laws and regulations; and

•	risks associated with our substantial indebtedness.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus or in the documents incorporated by reference herein. These risks could cause our actual results to differ materially from those implied by forward-looking statements included, or incorporated by reference, in this prospectus. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

All information contained or incorporated by reference in this prospectus is materially accurate and complete as of the date of such statement. You should keep in mind, however, that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements included or incorporated by reference in this prospectus after the date such statements were made, except as required by federal securities laws. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this prospectus and the documents incorporated by reference herein or therein. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made or incorporated by reference in this prospectus or elsewhere might not occur.

DEFINITIONS

As used in this prospectus, unless we state otherwise or the context otherwise requires:

•	“we,” “us,” “our,” “Primo Brands,” the “Company,” and similar references refer to Primo Brands Corporation and its consolidated subsidiaries, unless the context otherwise requires.

•	“BlueTriton” refers to Triton Water Parent, Inc., formerly a Delaware corporation.

•	“Board” refers to the board of directors of Primo Brands.

•	“Closing” refers to November 8, 2024, the date on which the Transaction was consummated.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•

“Legacy Primo” refers to businesses associated with the acquisition by Cott Corporation of Primo Water on March 2, 2020, following which Cott Corporation changed its corporate name to Primo Water Corporation and its ticker symbol on the NYSE and Toronto Stock Exchange to “PRMW.”

•	“NYSE” refers to the New York Stock Exchange.

•	“One Rock” refers to One Rock Capital Partners, LLC.

•

“Option” refers to each option held by former Primo Water employees to purchase (i) up to 34,856 shares of Class A common stock pursuant to the Legacy Primo Water Corporation Equity Incentive Plan and (ii) up to 23,632 shares of Class A common stock pursuant to the Legacy Primo Water Corporation 2018 Equity Incentive Plan, the “Option Shares.”

•

“ORCP” refers to Triton Water Parent Holdings, LP, a Delaware limited partnership, the holder of all of the common stock of BlueTriton prior to the Transaction (the “Initial ORCP Stockholder”) or any other investment vehicles affiliated with One Rock, including Triton Water Equity Holdings, LP.

•	“ORCP Group” refers to ORCP and ORCP’s affiliates, including any group (as defined in Rule 13d-3 or the Exchange Act) that includes ORCP or its affiliates.

•	“ORCP Stockholders” refers to the Sponsor Stockholders who are affiliated with ORCP.

•	“Primo Water” refers to Primo Water Corporation, a company existing under the laws of Ontario and, as a result of the Transaction, a direct subsidiary of Primo Brands.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Sponsor Stockholders” refers to the Initial ORCP Stockholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), if any.

•	“Stockholders Agreement” means that certain stockholders agreement, dated as of November 7, 2024, by and between the Company and the Initial ORCP Stockholder.

•	“Transaction” refers to the business combination of BlueTriton and Primo Water, which was consummated on November 8, 2024.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks, or trade names that we use in connection with the operation of our business. In addition, we have trademark and service mark rights to our names, logos, and website names and addresses. The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this prospectus are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this prospectus are, to our knowledge, property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

INDUSTRY AND MARKET DATA

Industry and market data used throughout this prospectus or the documents incorporated by reference herein were obtained from third-party sources and industry reports and publications, websites, and other publicly available information, as well as industry and other data prepared by the Company, or on its behalf, on the basis of its knowledge of the markets in which it operates, including information provided by suppliers, partners, clients, and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included or incorporated by reference in this prospectus are based on estimates of management of the Company. These estimates have been derived from the knowledge and experience of the Company in the industry in which it operates and consumers to which it sells its products, as well as information obtained from surveys, reports by research firms, its customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which it sells its products.

We believe that the market and economic data presented throughout, or incorporated by reference in, this prospectus is accurate as of the date of this prospectus and, with respect to data prepared by us or on our behalf, that the estimates and assumptions used by us are currently appropriate and reasonable. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to, or incorporated by reference, in this prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic, and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey.

While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Special Note Regarding Forward-Looking Statements” included, or incorporated by reference, in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.primobrands.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 8, 2025, August 7, 2025, and November 6, 2025, respectively;

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 20, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December  31, 2024, filed with the SEC on February 27, 2025;

•

our Current Reports on Form 8-K filed with the SEC on January 24, 2025, January  28, 2025, February  10, 2025, February  12, 2025, February  20, 2025, February  27, 2025, March  3, 2025, March  12, 2025, March  21, 2025, May  2, 2025, May  12, 2025, May  21, 2025, August  6, 2025, September  12, 2025, November  6, 2025 and November 10, 2025;

•

the description of our Class  A common stock contained in our registration statement on Form 8-A (File No. 000-56706), filed with the SEC under Section 12(b) of the Exchange Act on November  8, 2024, as updated by Exhibit 4.6 to our Annual Report on Form 10-K, for the year ended December 31, 2024, filed with the SEC on February 27, 2025, and any amendment or report filed with the SEC for the purpose of updating the description;

•

the (i) audited consolidated financial statements of Primo Water and the notes thereto for the fiscal years ended December 30, 2023, and December 31, 2022 and for each of the three years in the period ended December 30, 2023, including the independent registered public accounting firm’s report, (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024 and (iii) Management’s Report on Internal Control over Financial Reporting under Item 9A in Primo Water’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024; and

•

the (i) unaudited interim consolidated financial statements of Primo Water as of September 28, 2024 and for the three and nine month periods ended September 28, 2024 and September 30, 2023, and (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2024, filed with the SEC on November 7, 2024.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Primo Brands Corporation

Attention: Investor Relations

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Telephone: (813) 544-8515

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Our Company

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada.

We have a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and hospitality and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and The Mountain Valley®, leading regional spring water offerings such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced beverages like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching customers and consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 80 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association (“IBWA”) in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 12,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut.

Our Company History

We were formed as Triton US HoldCo, Inc., a Delaware corporation, on June 10, 2024 in connection with the Transaction and changed our name to Primo Brands Corporation upon consummation of the Transaction. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., previously a wholly owned subsidiary of BlueTriton, are wholly owned subsidiaries of Primo Brands. We are dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902. Our telephone number is (813) 544-8515. Our website address is www.primobrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

We are not selling any securities under this prospectus. All of the shares of Class A common stock offered by the selling stockholder named herein pursuant to this prospectus will be sold by the selling stockholder for its account. We will not receive any of the proceeds from these sales.

The selling stockholder will pay any underwriting fees, discounts, selling commissions, and stock transfer taxes incurred by the selling stockholder in disposing of its shares of Class A common stock, and we will bear, to the extent they have not been paid, all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees and reasonable fees and disbursements of counsel and our independent certified public accountants.

We will receive the proceeds from any exercise of Options for cash. Assuming the exercise of all Options for cash at the weighted-average exercise price of $15.18 per share, we may receive proceeds of up to an aggregate of approximately $0.9 million. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Options for general corporate and working capital purposes. Any proceeds from the exercise of Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds. There is no assurance that the holders of the Options will elect to exercise any or all of such options.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock as well as certain provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement, as well as the General Corporation Law of the State of Delaware (the “DGCL”). Because the following is only a summary, it does not contain all of the information that may be important to you, is not intended to be complete, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement, each of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

The total amount of our authorized capital stock consists of (i) 800,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share; and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share (our “preferred stock”).

Our Board is authorized, without stockholder approval, except as required by the rules of the NYSE and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, to issue additional shares of our capital stock.

As of December 1, 2025, we had approximately 36 holders of record of the Class A common stock, although there is a much larger number of beneficial holders of Class A common stock. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokers and other nominees. Of the authorized shares of our capital stock, 365,631,284 shares of Class A common stock were issued and outstanding, no shares of Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding as of December 1, 2025.

Common Stock

The Company has two classes of authorized common stock: Class A common stock and Class B common stock. The rights of holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. As of December 1, 2025, there are no shares of Class B common stock outstanding.

Voting Rights

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock on each matter submitted to a vote of stockholders.

Each holder of Class B common stock will be entitled to one vote for each share of Class B common stock on each matter submitted to a vote of stockholders, except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of directors of the Company. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our stockholders, unless otherwise required by Delaware law or our certificate of incorporation, and except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of our directors. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

•

if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of the Company’s capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of the Company’s capital stock in a manner that affected holders adversely, then that class would be required to vote separately to approve the proposed amendment.

In addition, the affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then-outstanding voting stock will be required to take certain actions, including amending certain provisions of our certificate of incorporation, including the provisions relating to amending our bylaws and director or officer liability.

For so long as any shares of Class B common stock are outstanding, the unanimous vote of the holders of shares of Class B common stock will be required to take certain actions, including amending the provisions of our certificate of incorporation relating to the equal treatment of the shares of Class B common stock and to the voting and conversion rights relating to the shares of Class B common stock.

Conversion Rights

Our certificate of incorporation provides that any shares of Class B common stock shall automatically convert into an equal number of shares of Class A common stock.

Once converted into shares of Class A common stock, the shares of Class B common stock shall not be reissued.

Consent Rights

Pursuant to the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding shares, the prior written approval of the ORCP Stockholders will be required in order for the Company to do any of the following:

•	authorize, create, or issue any shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:

•	issuances to the Company or its wholly-owned subsidiaries;

•	issuances of up to 3% of the outstanding equity securities of the Company or any of its subsidiaries;

•

issuances pursuant to an equity compensation plan that came into effect at the Closing or approved by the Board, or upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;

•	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;

•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million;

•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million;

•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year;

•

redeem or repurchase equity securities, other than (i) from a departing associate, officer, director, or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules;

•

incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of the Company to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing;

•

amend, modify, waive, or repeal any provision of the Stockholders Agreement or the organizational documents of the Company or any of its subsidiaries that adversely affects the powers, preferences, rights, or protections of the ORCP Stockholders or the Sponsor Nominees (as defined in the Stockholders Agreement), increases the liability of a Sponsor Nominee, or adversely affects the Company’s ability to perform its obligations under the Stockholders Agreement;

•	designate a director to the Board other than in accordance with our certificate of incorporation; and

•	enter into an agreement to do any of the foregoing.

Pursuant to the Stockholders Agreement, approval of 66 2/3% of the Board will be required in order for the Company to do any of the following:

•

issue shares or other equity securities, including any preferred stock, to the Initial ORCP Stockholder and certain of its permitted transferees, other than to ORCP pursuant to its purchase rights described below under “—Purchase and Notice Rights”;

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction;

•	increase or decrease the size of the Board or the board of directors of any subsidiary, or any committee thereof, other than as specified above; and

•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy, or other insolvency proceeding of the Company or any of its material subsidiaries.

Purchase and Notice Rights

Pursuant to the Stockholders Agreement, so long as the ORCP Stockholders beneficially own at least 15% of the shares of Class A common stock, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by the Company or any of our subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, associates, or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by the Company or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization, or similar event, issuances upon the conversion of shares of Class B common stock issued to the ORCP Stockholders, and issuances of shares of a subsidiary to the Company or a wholly-owned subsidiary of the Company. We are required to provide the ORCP Stockholders with written notice at least seven business days prior to any intended issuance of such new equity securities.

We are required to provide the ORCP Stockholders with written notice at least five business days prior to any (i) issuance of additional shares of Class A common stock, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any shares of Class A common stock, including pursuant to a share repurchase program established by the Board.

Information Rights

For so long as a Sponsor Stockholder beneficially owns at least 5% of the Class A common stock, we will provide such Sponsor Stockholder with annual, quarterly, and monthly financial statements, an annual budget, and such other information and access as is reasonably requested.

Fully Paid and Non-Assessable

All of our outstanding shares of capital stock are fully paid and non-assessable.

Preferred Shares

There are no shares of preferred stock outstanding. Under the terms of our certificate of incorporation, the Board is authorized to direct the Company to issue shares of preferred stock in one or more series without stockholder approval, unless required by law or by any stock exchange, and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement. The Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.

Subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, the Board may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company that may otherwise benefit holders of shares and may adversely affect the market price of the shares of Class A common stock and the voting and other rights of the holders of shares. The Company has no current plans to issue any shares of preferred stock.

Stockholders Agreement

In connection with the Transaction, we entered into the Stockholders Agreement, pursuant to which the ORCP Stockholders have certain governance and other rights.

Pursuant to the Stockholders Agreement, the ORCP Stockholders may request that we conduct a registered offering of their Class A common stock, subject to certain conditions. The Initial ORCP Stockholder and any other Permitted Designee (as defined in the Stockholders Agreement) that is affiliated with ORCP (collectively, the “ORCP Stockholders”) that beneficially owns 5% of the outstanding shares of Class A common stock may exercise piggyback rights to participate in any registered offering of Class A common stock conducted at their request or at our initiative. Pursuant to the Stockholders Agreement, we agreed to file a shelf registration statement as promptly as practicable to register the resale by the Sponsor Stockholders of their respective shares of Class A common stock from time to time. The ORCP Stockholders have the right to request a takedown offering of shares off of an effective shelf registration statement, and the ORCP Stockholders and any other Sponsor Stockholders that beneficially own greater than 5% of the outstanding shares of Class A common stock will have piggyback registration rights with respect to such a takedown.

Sponsor Stockholders who are not ORCP Stockholders (collectively, “Other Sponsor Stockholders”) and who own at least 10% of the outstanding shares of Class A common stock may request a registered takedown if the shares of Class A common stock to be sold by such Other Sponsor Stockholder have an aggregate market value of at least $50 million. Such a request will require the consent of the ORCP Stockholders during the first 18 months after the consummation of the Transaction, and in the case of an Other Sponsor Stockholder beneficially owning 20% or more of the outstanding shares of Class A common stock, will be limited to two demand registrations, or, in the case of an Other Sponsor Stockholder beneficially owning between 10% and 20% of the outstanding shares of Class A common stock, will be limited to one demand registration.

Certain provisions of the Stockholders Agreement terminate upon the first to occur of: (i) the time at which a particular Sponsor Stockholder, as such term is defined in the Stockholders Agreement, ceases to beneficially own any shares of Class A common stock, (ii) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the Initial ORCP Stockholder, or (iii) receipt of written notice of termination for all Sponsor Stockholders by the Initial ORCP Stockholder holding a majority of the outstanding shares of Class A common stock held by all Sponsor Stockholders at such time.

Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents

Certain provisions of Delaware law as well as our organizational documents, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Section 203 and Business Combinations

We have opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder. However, our certificate of incorporation includes a prohibition on such business combinations with interested stockholders, with the following exceptions:

•

the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the Board prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the Company and shares owned by associate stock plans in which associate participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

In general, our certificate of incorporation defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock; provided, however, that an “interested stockholder” shall not include ORCP, certain persons to whom ORCP transfers shares or any of their respective affiliates. The application of the above provisions may have the effect of delaying, deferring, or preventing changes in control of the Company.

Dual-Class Stock

As described above in “ —Common Stock—Voting Rights,” our certificate of incorporation provides for a dual-class common stock structure, however we do not currently have any shares of Class B common stock outstanding.

Board Vacancies

Our certificate of incorporation provides that, subject to the rights of holders of shares of preferred stock or the Stockholders Agreement, vacancies occurring on the Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the stockholders.

Pursuant to our certificate of incorporation, if the Sponsor Stockholders beneficially owning at least 5% of our Class A common stock are entitled to nominate a number of Sponsor Nominees representing less than a majority of the directors of the Board, such Sponsor Stockholders beneficially owning at least 5% of the Company’s Class A common stock, together with the members of our Board designated for election by Primo Water prior to the Transaction (the “Unaffiliated Directors”), shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) one director of our Board to be mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder to serve on the Board, and any successive replacements thereof.

Pursuant to the Stockholders Agreement, a resolution adopted by 66 2/3% of the Board is required in order to increase or decrease the size of the Board other than in accordance with the provisions of our certificate of incorporation. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders, and our stockholders do not have the right to act by written consent, except that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Our certificate of incorporation further provides that special meetings of the stockholders may be called only by or at the direction of the Board or the chairperson thereof. These provisions might delay the ability of our stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before annual or special meetings of stockholders or to nominate candidates for election as directors at annual or special meetings of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before annual or special meetings of stockholders or from making nominations for directors at annual or special meetings of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Organizational Documents Provisions

Our certificate of incorporation provides that Section 6 of Article IV (Capital Stock), Article VI (Board of Directors), Article VII (Stockholders), Article VIII (Liability), Article IX (Certain Stockholder Relationships), Article X (Amendment of the Certificate of Incorporation and Bylaws) and Article XI (DGCL Section 203 and Business Combinations) of our certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon.

Further, if any shares of Class B common stock are outstanding, (i) any amendment to the voting or conversion rights of the shares of Class B common stock and any provisions relating to the equal treatment of shares of Class B common stock require both the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the unanimous vote of the holders of the outstanding shares of Class B common stock; and (ii) any other amendment to the terms of the shares of Class B common stock requires the unanimous vote of the holders of the outstanding shares of Class B common stock.

Our certificate of incorporation provides that the Board has the power to amend our bylaws without the consent or vote of our stockholders in any manner not inconsistent with Delaware law or our certificate of incorporation.

Our bylaws provide that the stockholders also have the power to amend our bylaws with, in addition to any vote required by law, our certificate of incorporation or otherwise in our bylaws, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action, suit, or proceeding brought on our behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or stockholders to the Company or to our stockholders; (iii) any action, suit, or proceeding asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation, or bylaws (as either may be amended from time to time); (iv) any action, suit, or proceeding asserting a claim against the Company that is governed by the internal affairs doctrine; or (v) any action in the right of the Company asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. As a result, any action brought by any stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Our bylaws also provide that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause or causes of action against the Company or any defendant arising under the Securities Act. Such provision is intended to benefit and may be enforced by the Company, its officers and directors, associates, and agents. Nothing in our bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action, the subject matter of which is within the scope described above, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other associates or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification Matters

The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. Our bylaws require the Company to indemnify (and advance expenses to) our directors, officers, and agents, to the fullest extent permitted by the DGCL.

Our bylaws provide that we are required to indemnify any director or officer made a party or threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding, unless such person instituted such proceeding not at the authorization in the specific case by the board of directors.

Our bylaws provide that we are required to indemnify any associate or agent of the Company made a party or threatened to be made a party to any type of proceeding because he or she is or was an associate or agent of the Company, or is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.

The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware corporation. Our bylaws also provide that the Company shall pay expenses (including attorneys’ fees) incurred by any director or officer and may pay the expenses (including attorneys’ fees) incurred by any associate or agent, in each case in defending any proceeding with respect to which indemnification may be provided. Further, the DGCL provides and our bylaws provide that the Company may purchase and maintain insurance on behalf of any director, officer, associate, or agent of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability.

The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A common stock is Computershare Trust Company N.A.

SELLING STOCKHOLDER

This prospectus also relates to the possible resale by one of our stockholders, who we refer to in this prospectus as the “selling stockholder,” of the Resale Shares. The selling stockholder may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholder” in this prospectus, we mean the person listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling stockholder’s interest in the Class A common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the name of the selling stockholder and the aggregate number of shares of Class A common stock that the selling stockholder may offer pursuant to this prospectus.

	Before the Offering		After the Offering
Name and Address of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock
Triton Water Equity Holdings, LP(1)	116,210,806	116,210,806	—

(1)

Represents 116,210,806 shares of Class A common stock held by Triton Water Equity Holdings, LP. All of the shares held by Triton Water Equity Holdings, LP have been pledged as collateral pursuant to a margin loan. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings, GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have share voting and investment discretion with respect to the securities held of record by Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

PLAN OF DISTRIBUTION

The selling stockholder, which, as used herein, includes its Permitted Transferees, donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) selling securities received after the date of this prospectus from the selling stockholder that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part (collectively, the “holders”), may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares on the NYSE or any other stock exchange, market, or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have registered the offer and sale of the securities covered by this prospectus so that those securities may be freely sold to the public by the selling stockholder. Registration of the resale of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the selling stockholder.

The holders may use any one or more of the following methods when disposing of their shares of our Class A common stock:

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and offer and sales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to associates, members, partners (including limited partners) or stockholders of the holders;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers, or dealers engaged by a holder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the holders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the holders shall not be deemed to be underwriters solely as a result of their participation in this offering). The selling stockholder has advised us that they have not entered into any agreements, understandings, or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

A holder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The holders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a holder that such a donee, pledgee, transferee, or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a holder.

The holders also may, from time to time, subject to any applicable provisions in our insider trading policy, pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them, including, but not limited to, under margin provisions of customer agreements with their broker-dealers. If holders default in the performance of their margin loans or other secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of holders to include the pledgee, transferee, or other successors in interest as holders under this prospectus. The holders also may transfer their shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the holder may, subject to provisions in our insider trading policy, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The holder may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the holder from the sale of the shares offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Resale Shares.

The holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

The holders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions, or commissions from the holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The holders and any underwriters, dealers, or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

If the holders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the holders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the applicable holders, the number of shares of our Class A common stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of our Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of our Class A common stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. The underwriter(s) may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional shares from the applicable holders. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our Class A common stock may agree with the underwriter(s), subject to certain exceptions, not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock for a period of time after such offering.

In connection with an underwritten offering, the underwriter(s) may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter(s) of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriter(s) may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter(s) will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter(s) must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter(s) are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the consummation of the offering.

The underwriter(s) may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter(s) a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

To the extent required, the shares of our Class A common stock to be sold, the names of the holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 9% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Upon our being notified by any holder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have advised the holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify and hold harmless, to the extent permitted by law, each selling stockholder, such selling stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act against all losses, claims, actions, damages, liabilities, and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus, or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the

Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus, or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such indemnified party furnished to the Company through a written instrument duly executed by such indemnified party specifically for use in the preparation thereof.

We are required to pay all fees and expenses incident to the registration of the Resale Shares covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, transfer taxes and underwriters’, brokers’, and dealers’ discounts and commissions incurred in connection with the sale of Resale Shares of our Class A common stock offered hereby will be paid by the holder.

LEGAL MATTERS

The validity of the shares of Class A common stock offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

Primo Brands Corporation

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Water Corporation

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Triton Water Parent, Inc.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

20,000,000 Shares

Primo Brands Corporation

Class A Common Stock

PROSPECTUS SUPPLEMENT

Morgan Stanley

    , 2026